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                                                                     EXHIBIT 4.7

                            CONSENT TO MODIFICATIONS

         This Consent to Modifications, dated March 17, 2003, is given and agreed to by the "Purchasers" under the Second Amended Note and Warrant Purchase Agreement by and among the Purchasers, Integral Vision, Inc., a Michigan corporation (the "Company"), and Warren Cameron Faust & Asciutto, P.C., as Agent.

                               Factual Statements

A. The undersigned is a Purchaser under the Second Amended Note and Warrant Purchase Agreement, dated effective as of the date of execution by such Purchaser, for the purchase of the Notes and Warrants of the Company (the "Purchase Agreement").

B. The parties to this Purchase Agreement wish to modify certain portions of the Purchase Agreement, which shall be accomplished by attaching said changes to the Purchase Agreement in the form of an addendum to the Purchase Agreement. One of the modifications desired by the parties to the Purchase Agreement is to increase the amount of notes authorized under said Purchase Agreement from the present limit of $2,000,000 to $2,500,000 and to clarify that the limit applies to the amount of notes outstanding at any time rather than to the amount issued.

C. The Company is indebted to Purchasers of Class 1 Notes numbered 1 through 20 pursuant to the terms of the Promissory Notes (the "Class 1 Notes") purchased by the Purchasers pursuant to the Purchase Agreement which provides for quarterly interest payments and quarterly principal payments. None of the required interest and principal payments have been paid to such Purchasers. The parties now wish to postpone the payment of all interest due Purchasers of Class 1 Notes until December 31, 2003, to postpone the requirement that the Company commence principal payments as specified under said Class 1 Notes until March 31, 2004, and to extend the maturity date for said Class 1 Notes until February 27, 2007.

D. The Company is also indebted to the Purchasers of Class 2 Notes numbered 8 through 16 (the "Class 2 Notes") purchased by the Purchasers pursuant to the Purchase Agreement and subsequent amendments to some of the Class 2 Notes. The parties now wish to further amend said notes to extend the maturity date of the Class 2 Notes from the current March 31, 2003 maturity date to September 30, 2003.

                                    Agreement

1. Modifications. The undersigned agree to the modifications to the Purchase Agreement as follows:

         SECTION 1.A.: The reference to "Section 2(c)" in the last sentence of this section shall be corrected to refer to "Section 2(d)."

         SECTION 1.B.: In the portion of said section stating, "As used herein, "Notes" means either "Class 1 Notes" or "Class 2 Notes" in a total aggregate amount not to exceed $2,000,000" shall be modified to read, "As used herein, "Notes" means either "Class 1 Notes" or "Class 2 Notes" in a total aggregate amount outstanding at any time not to exceed $2,500,000."

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         SECTION 1.(B)(I): In the portion of said section stating, "Class 1
         Notes issued after April 15, 2002 will be subordinated to the Class 1 Notes issued on or before April 15, 2001 in their rights to receive payment under the Collateral Assignment, as defined below" shall be corrected to read, "Class 1 Notes issued after April 15, 2002 will be subordinated to the Class 1 Notes issued on or before April 15, 2002 in their rights to receive payment under the Collateral Assignment, as defined below."

         SECTION 2.D. shall be amended by adding the following to said section:
         "For all notes and warrants issued under this Purchase Agreement after December 31, 2001 the Company and its tax advisors have determined that the limited marketability of the Company's common shares does not provide a reasonable basis for the Company and its advisors to determine a value for the warrants issued. Therefore, all warrants issued by the company pursuant the Purchase Agreement after December 31, 2001 shall have only a minimal or negligible value ascribed to them."

         SECTION 11.1. shall be modified by adding the following to said section: "or (v) modify the subordination terms in the Purchase Agreement, including without limitation, the subordination terms in Sections 1.(b) (i), 1. (b) (ii), 6.1. (c), and 20.2. without the consent of the holder of each Note so affected."

2. Modifications to Class 1 Notes, Class 2 Notes, and Warrants and additional agreements to implement sections C and D above.

         CLASS 1 NOTES. The undersigned holders of Class 1 Notes hereby agree to the postponement of all interest payments due Purchasers of Class 1 Notes until December 31, 2003, to the postponement of the requirement that the Company commence principal payments as specified under said Class 1 Notes until March 31, 2004, and to extend the maturity date for said Class 1 Notes until February 27, 2007.

         CLASS 2 NOTES. The undersigned holders of Class 2 Notes hereby agree to extend the maturity date for said Class 2 Notes from March 31, 2003 to September 30, 2003.

         UNANIMOUS APPROVAL. These above modifications to Class 1 Notes and Class 2 Notes require the unanimous consent of all holders of Class 1 Notes and Class 2 Notes specified in sections C and D above.

         CONSIDERATION. All of the parties to this CONSENT TO MODIFICATIONS agree that the consideration for the holders of Class 1 Notes and Class 2 Notes specified in sections C and D to consent to the modifications in this section shall be as follows:

         a. At the time each of the Class 1 Notes was purchased by the Purchaser, the Company issued to each Purchaser Common Stock Purchase Warrant Certificates ("Warrants"). The date specified in said Warrants for their exercise shall be extended from the fourth anniversary of the date said Warrants were issued to February 27, 2007. Additionally, the purchase price per share specified in said Warrants shall be reduced from whatever price was originally specified to $0.25 per share.

         b. At the time each of the Class 2 Notes was purchased by the Purchaser, the Company agreed to issue to each Purchaser Warrants with an exercise price of $0.35 per share. This $0.35 per share


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                  exercise price shall be reduced to $0.25 per share, which is acknowledged to be at or above the market price for the Company's common stock at the date of this Agreement.

         c. In addition the Company agrees that it will require that all new Class 1 Notes issued by the Company after March 17, 2003 ("New Notes") shall include an agreement from each New Note holder to defer all interest payments due each New Note holder until December 31, 2003.

         d. The Company agrees to issue each Class 1 Note holder, Class 2 Note holder, and Warrant holder an addendum duly endorsed by an authorized officer of the Company to attach to each said note or warrant incorporating the changes agreed to herein.

3. Voluntary and Informed Execution. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT THE MODIFICATIONS SET FORTH HEREIN WERE KNOWINGLY AND VOLUNTARILY MADE.

4. Effective Date. This agreement shall be effective on the date all parties to this Consent to Modification, including the Company and Agent, have signed this agreement (or counter part thereto) and the Board of Directors of the Company has accepted the terms and conditions herein if, and only if, all of the aforementioned parties sign this agreement and the Board of Directors of the Company accepts these terms and conditions on or before March 31, 2003.

5. Remaining Terms Unaffected. Except as set forth in this Consent to Modifications, the terms of the Purchase Agreement shall continue in full force and effect.


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

Integral Vision, Inc.                              Warren Cameron Faust & Asciutto, P.C., Agent


By: _______________________                        By:_________________________________
Charles J. Drake, Chairman                         J. Michael Warren, President


---------------------------                        --------------------------------------
Charles J. Drake                                   J. Michael Warren



Maxco, Inc.                                        ________________________________________________
                                                   Max A. Coon, Individually and as Custodian under
                                                   The Michigan Uniform Transfers to Minors Act
By:__________________________________              For Max Andrew Coon and Kelsey Coon-Lennon
Max A. Coon, President
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